EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024, relating to the consolidated financial statements of Tenax Therapeutics, Inc. and Subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2023 and 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina
August 30, 2024